Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

Case No. 08-11094 through 08-11100*

Chapter 11

AMPEX CORPORATION, et al.

(Name of Debtors)

Monthly Operating Report for

the period from May 25, 2008 through June 28, 2008**

Debtors’ Address:

1228 Douglas Avenue

Redwood City, California 94063

Willkie Farr & Gallagher LLP

(Debtors’ Attorneys)

Monthly Net Loss: $1,883

Total Disbursements: $2,517

($ in thousands)

Report Preparer:

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.**

Date: July 25, 2008

/s/ Craig L. McKibben
Craig L. McKibben
Vice President and Chief Financial Officer

*	Refer to Schedule I for a listing of Debtors by case number.

**	The accompanying unaudited consolidated financial statements are reported on a 4-4-5 accounting calendar. Therefore the last day of the reporting period for this monthly operating report is June 28, 2008.

All amounts herein are preliminary and subject to revision. The Debtors reserve all rights to revise this monthly operating report.

AMENDED STATEMENT

AMPEX CORPORATION

Case No. 08-11094 through 08-11100

DEBTORS IN POSSESSION

AMPEX CORPORATION, et al.

(DEBTORS IN POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

1.	Debtors’ Businesses and Proceedings under Chapter 11

Businesses

Ampex Corporation (“Ampex”) and its subsidiaries (collectively, the “Company”) is a leading innovator and licensor of visual information technology. During its 63-year history, the Company has developed substantial proprietary technology relating to the electronic storage, processing and retrieval of images and other data. Ampex currently owns approximately 370 patents and patent applications covering digital image processing, digital image compression and recording technologies. The Company’s licensing division generates revenues from granting licenses covering a variety of technologies that were developed when the Company designed and manufactured digital video tape recorders and special effects products used in the professional television broadcast and post-production industries.

Through a wholly-owned subsidiary, Ampex Data Systems Corporation (“Data Systems”), the Company develops and incorporates technology in the design and manufacture of high performance instrumentation recorders, principally used in defense applications to gather digital images and other data from aircraft, satellites and submarines. These products are also used in flight and sensor test applications

Bankruptcy Proceedings

On March 30, 2008, Ampex and certain of its U.S. subsidiaries (collectively, the “Debtors”) filed voluntary petitions to reorganize under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Debtors are operating their businesses as debtors in possession.

On or about March 30, 2008, the Debtors filed a pre-negotiated plan of reorganization (as may be amended, the “Plan”) and related disclosure statement (the “Disclosure Statement”), which were subsequently amended. The Bankruptcy Court approved the Disclosure Statement, as amended, on June 11, 2008, and authorized the Debtors to solicit votes to accept or reject the Plan from certain creditors. Solicitation commenced on June 18, 2008. On July 9, 2008, the Debtors filed a modified Plan which incorporates, among other things, certain changes to the lump sum cash payment election available to the holders of allowed general unsecured claims (the “Plan Modifications”). On July 14, 2008, the Bankruptcy Court approved a supplement to the Disclosure Statement (the “Supplement”) related to the Plan Modifications and authorized the re-solicitation of the holders of certain general unsecured claims that are not the subject of an objection (the “Voting Unsecured Creditors”). The re-solicitation of the Voting Unsecured Creditors commenced on July 15, 2008, and the deadline to vote to accept or reject the Plan for the Voting Unsecured Creditors has been set for July 28, 2008. The deadline for all other creditors entitled to vote was July 14, 2008, and a hearing to consider confirmation of the Plan is scheduled for July 31, 2008.

Prior to filing petitions for relief under chapter 11, the Debtors negotiated the terms of the Plan with and obtained the support of creditors holding a majority of their secured debt and their largest unsecured creditor. This support is evidenced by the Plan Support Agreement (as may be amended or modified, the “PSA”), which the parties filed contemporaneously with the commencement of the Debtors’ chapter 11 cases (the “Chapter 11 Cases”). The parties to the PSA have agreed to support the Plan and not to support any other plan in exchange for the Debtors’ agreement to implement all steps necessary to solicit the requisite acceptances of the Plan and obtain from the Bankruptcy Court an order confirming the Plan in accordance with the terms of the PSA. The PSA may be terminated in the event that the Plan and Disclosure Statement are not approved by certain deadlines, the Plan is not consummated within a certain period of time after its confirmation, and in certain other situations. There can be no assurance that the Plan and Disclosure Statement will be approved or that the Company will be able to satisfy all of the other conditions of the PSA. The Debtors believe that they will emerge from chapter 11 before the end of 2008 with a viable capital structure and with sufficient liquidity to continue operating as a going concern, but cannot give assurances that they will do so, due to uncertainties inherent in the bankruptcy process. If the Plan is not approved, the Debtors may be unable to pay their debts as presently scheduled, which would require them to seek protection in chapter 11 without the support of their creditors and could force the Debtors to liquidate under chapter 7 of the Bankruptcy Code due to their limited unencumbered available resources. Accordingly, the Company may not be able to continue as a going concern. The consolidated financial statements do not include any adjustments that might be required should the Company be unable to continue to operate as a going concern.

AMPEX CORPORATION, et al.

(DEBTORS IN POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

The consolidated financial statements that are included in this monthly operating report and in the Company’s report on Form 10-Q for the quarterly period ended March 31, 2008 (the “March 10-Q”), reflect all of the Company’s debt under its credit agreements as current liabilities since the filing of a bankruptcy petition may give rise to an event of default under their respective indentures.

On April 16, 2008, the Office of the United States Trustee for the Southern District of New York (the “U.S. Trustee”) appointed a statutory committee of unsecured creditors (the “Creditors’ Committee”). The Creditors’ Committee filed an application with the Court to retain Grant Thornton LLP as financial advisor, which application is scheduled for a hearing on July 31, 2008. While the Creditors’ Committee initially opposed the Plan, the Plan Modifications resolved such opposition and the Creditors’ Committee has agreed to support the Plan.

Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany accounts and transactions have been eliminated. Financial information included herein has been derived from the books and records of the Company, without audit. Certain footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) have been condensed or omitted. For information on the accounting policies used in the preparation of these unaudited consolidated financial statements, please refer to the consolidated financial statements included in the Company’s report on Form 10-K for the year ended December 31, 2007 and the March 10-Q.

In the opinion of management, the consolidated financial statements included herein reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of financial position, results of operations and cash flows for the interim period presented. The results of operations for the one month period ended June 28, 2008, are not necessarily indicative of the results to be expected for the full year. With effect from the March 30, 2008 bankruptcy filing date, the accompanying consolidated financial statements were prepared in accordance with Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code (“SOP 90-7”). Accordingly, all prepetition liabilities subject to compromise were segregated in the condensed consolidated balance sheet and classified as liabilities subject to compromise at the estimated amounts of allowable claims. Reorganization costs represent expenses incurred in connection with the Chapter 11 Cases. Certain professional expenses that the Debtors will be required to pay have been presented on a cash basis. The consolidated financial statements presented in this monthly operating report do not include any adjustments to the carrying values of assets or liabilities or to the classification of debt that might result from any debt restructuring or plan of reorganization that might ultimately be approved by the Bankruptcy Court nor the adoption of fresh start accounting upon emergence from the Chapter 11 Cases.

2.	Liabilities Subject to Compromise

The Debtors have been operating as debtors in possession since March 30, 2008. The Debtors are authorized to operate their businesses in the ordinary course.

As a result of the chapter 11 filing, all actions to collect the payment of prepetition indebtedness are subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of prepetition liabilities are stayed. Although prepetition claims are generally stayed, as part of the first day orders and subsequent motions granted by the Bankruptcy Court, the Bankruptcy Court approved the Debtors’ motions to pay certain prepetition employee salary and benefit obligations, as well as certain vendor obligations. The Debtors have been paying and intend to continue to pay undisputed postpetition claims in the ordinary course of business. In addition, the Debtors may reject prepetition executory contracts and unexpired leases with respect to the Debtors’ operations, with the approval of the Bankruptcy Court. Any damages resulting from rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise.

On March 31, 2008, the Bankruptcy Court entered an order (the “Bar Date Order”) fixing May 12, 2008 (the “General Bar Date”), as the date by which proofs of claim were required to be filed for all creditors of the Debtors other than governmental units and September 26, 2008, for the filing of proofs of claim by a governmental unit. The Bar Date Order also established the General Bar Date as the deadline by which all governmental units that intend to file a claim against one or more of the Debtors must file a non-binding indication of claim (an “Indication of Claim”). The

AMPEX CORPORATION, et al.

(DEBTORS IN POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

Indications of Claim are to include a governmental unit’s good-faith estimate of the amount of any claim it may have against the Debtors, a description of such claim and an indication of whether such claim is fixed, contingent or unliquidated. The Debtors notified all known claimants subject to the General Bar Date or the Governmental Unit Bar Date of their need to file a proof of claim with the Bankruptcy Court. To date, creditors have filed over five hundred seventy proofs of claim. Differences between liability amounts estimated by the Debtors and the claims filed by creditors continue to be investigated by the Debtors. The determination of how liabilities will ultimately be settled cannot be made until the Bankruptcy Court approves a plan of reorganization. Accordingly, the ultimate amount of such liabilities is presently not determinable.

Valuation methods used in chapter 11 reorganization cases vary depending on the purpose for which they are prepared and used and are rarely based on GAAP, the basis of which the accompanying unaudited consolidated financial statements are prepared. Accordingly, the values set forth in the unaudited consolidated financial statements are not likely to be indicative of the values presented to or used by the Bankruptcy Court.

As of June 28, 2008, the Company has liabilities subject to compromise of approximately $72.4 million. Such amounts may be subject to future adjustments depending on Bankruptcy Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events. The Debtors have discontinued recording interest on liabilities subject to compromise during the Chapter 11 Cases, with the exception of interest on the 12% Senior Notes due August 15, 2008.

Liabilities subject to compromise represent the liabilities of the Company incurred prior to March 30, 2008, except those that will not be impaired under the Plan. As of June 28, 2008, liabilities subject to compromise consisted of the following:

June 28, 2008
12% Senior Notes due August 15, 2008, including accrued interest	$7,102
Hillside Notes	53,268
Notes payable – other, disputed NHI claim	15
Accounts payable	617
Environmental remediation obligations	765
Accrued interest on the Hillside Notes	2,281
Obligations under supplemental retirement plans	748

Current liabilities subject to compromise	$64,796

Environmental remediation obligations	$1,268
Obligations under supplemental retirement plans	6,001
Accrued expenses, disputed NHI claims	292
Accrued expenses, allowed NHI claims	33

Long-term liabilities subject to compromise	$7,594

3.	Financing

On June 26, 2008, the Bankruptcy Court approved a stipulation (the “Stipulation”) among the Debtors and certain of their secured lenders (the “Consenting Holders”) authorizing the use of cash claimed as collateral (“Cash Collateral”) by such lenders, subject to certain terms and conditions. The Debtors’ authorization to use Cash Collateral under the Stipulation may be terminated if the Debtors institute a proceeding seeking to challenge the validity of the secured lenders’ liens and claims, the Bankruptcy Court grants a third party relief from the automatic stay to enforce a lien on the secured lenders’ prepetition collateral, and in certain other situations.

4.	Accounts Payable and Accrued Expenses

To the best of the Company’s knowledge, all undisputed postpetition trade payables are current and all premiums for insurance policies, including all workers’ compensation and disability insurance policies, that are required to be paid are fully paid as of June 28, 2008.

AMPEX CORPORATION, et al.

(DEBTORS IN POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

5.	Bankruptcy Court Reporting Schedules

Certain attached schedules have been prepared for the purpose of filing with the Bankruptcy Court and are not required by GAAP. The information reflected in the accompanying schedules, as with all other information contained herein, has been obtained from the books and records of the Company and are unaudited.

6.	Payroll and Related Tax and Employee Benefit Obligations

The Company outsources its payroll processing to a third party payroll administrator, which prepares the payroll registers on a bi-weekly basis and advises the Company of funding requirements. Four days prior to the pay date, the Company funds an imprest payroll account with the net payroll to pay employees. One day prior to the pay date, the Company funds the tax withholdings so that the administrator may make the necessary payment to the taxing authorities. On the pay date, the Company funds the 401K administrator for 401K withholdings and the Company’s matching payments. All health care costs are funded by the Company at the beginning of each month based on pre-negotiated premium rates as indicated by each employee during enrollment. During the month of June 2008 (which covered three pay periods) the Debtors transferred approximately $593 to fund net payroll, approximately $305 to fund tax withholdings, approximately $134 to fund 401K withholdings and the Company’s matching payments and approximately $96 to fund various health care providers for health care obligations.

7.	Disbursements by Debtor

The total disbursements of each Debtor, including, inter alia, payroll, payroll taxes, payments to vendors and bank fees, are as follows:

Ampex Corporation	$769.5
Ampex Data Systems Corporation	1,747.7
Ampex Data International Corporation	0.00
Ampex Finance Corporation	0.00
AFC Holdings Corporation	0.00
Ampex Holdings Corporation	0.00
Ampex International Sales Corporation	0.00

Disbursements for the period from May 25, 2008 to June 28, 2008, by major category, are as follows:

Ampex Corporation
Net payroll funding	$61.1
Payroll tax withholdings	34.8
Rent related disbursements	83.8
Professional fees and contract labor	463.0
Other disbursements	126.8

Total	$769.5

Ampex Data Systems Corporation
Net payroll funding	$532.4
Payroll tax withholdings	269.9
401K withholdings	133.6
Health care provider payments	96.3
Inventory purchase payments	90.1
Rent related disbursements	177.5
Professional fees and contract labor	123.1
Other disbursements	324.8

Total	$1,747.7

AMPEX CORPORATION, et al.

(DEBTORS IN POSSESSION)

Schedule I - Debtors

LEGAL ENTITY	Case Number
Ampex Corporation	08-11094 (AJG)
Ampex Data Systems Corporation	08-11099 (AJG)
Ampex Data International Corporation	08-11100 (AJG)
Ampex Finance Corporation	08-11098 (AJG)
AFC Holdings Corporation	08-11095 (AJG)
Ampex Holdings Corporation	08-11096 (AJG)
Ampex International Sales Corporation	08-11097 (AJG)

AMPEX CORPORATION

CONSOLIDATED BALANCE SHEETS

JUNE 28, 2008

(in thousands, except share and per share data)

(unaudited)

	Consolidated		Debtor-in-Possession
	June 28, 2008	May 24, 2008	June 28, 2008	May 24, 2008
ASSETS
Current assets:
Cash and cash equivalents	$10,872	$9,745	$8,278	$7,004
Accounts receivable	3,044	1,187	1,486	1,274
Inventories	6,234	6,702	5,889	6,430
Royalties receivable	—	2,403	—	2,403
Cash collateral on letter of credit	1,312	1,560	1,312	1,560
Other current assets	792	638	520	497

Total current assets	22,254	22,235	17,485	19,168
Property, plant and equipment	517	474	368	335
Other assets	247	248	247	248

Total assets	$23,018	$22,957	$18,100	$19,751

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Liabilities subject to compromise	$64,796	$64,728	$64,796	$64,728
Notes payable	—	—	—	—
Accounts payable	2,580	1,812	2,435	1,751
Net liabilities of discontinued operations	—	18	—	18
Accrued restructuring costs	145	195	145	195
Pension and other retirement plans	185	185	—	—
Other accrued liabilities	3,947	3,864	3,503	3,410

Total current liabilities	71,653	70,802	70,879	70,102
Liabilities subject to compromise	7,594	7,594	7,594	7,594
Pension and other retirement plans	54,461	54,482	51,633	51,642
Other liabilities	233	226	233	226
Net liabilities of discontinued operations	—	—	—	—

Total liabilities	133,941	133,104	130,339	129,564

Commitments and contingencies
Mandatorily redeemable nonconvertible preferred stock, $1,000 liquidation value per share:
Authorized: 69,970 shares
Issued and outstanding - none	—	—	—	—
Mandatorily redeemable preferred stock, $2,000 liquidation value per share:
Authorized: 21,859 shares
Issued and outstanding - none	—	—	—	—
Convertible preferred stock, $2,000 liquidation value per share:
Authorized: 10,000 shares
Issued and outstanding - none	—	—	—	—
Stockholders’ deficit:
Preferred stock, $1.00 par value:
Authorized: 898,171 shares
Issued and outstanding - none	—	—	—	—
Common stock, $0.01 par value:
Class A:
Authorized: 175,000,000 shares in 2008
Issued and outstanding - 3,930,035 shares in 2008	39	39	39	39
Class C:
Authorized: 50,000,000 shares
Issued and outstanding - none	—	—	—	—
Other additional capital	456,067	455,987	455,781	457,363
Accumulated deficit	(465,169)	(463,286)	(465,169)	(463,286)
Accumulated other comprehensive loss	(101,860)	(102,887)	(102,890)	(103,929)

Total stockholders’ deficit	(110,923)	(110,147)	(112,239)	(109,813)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$23,018	$22,957	$18,100	$19,751

AMPEX CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE MONTH OF JUNE 2008

(in thousands, except share and per share data)

(unaudited)

For the Month Ended June 28, 2008
Licensing revenue	$155
Product revenue	2,653
Service revenue	681

Total revenue	3,489

Intellectual property costs	262
Cost of product revenue	1,132
Cost of service revenue	191
Research, development and engineering	509
Selling and administrative	2,067
Reorganization costs	1,025

Total costs and operating expenses	5,186

Operating loss	(1,697)
Media pension costs	153
Interest expense	81
Amortization of debt financing costs	—
Interest income	(20)
Other (income) expense, net	(14)

Loss from continuing operations before income taxes	(1,897)
Provision for income taxes	4

Loss from continuing operations	(1,901)
Income from discontinued operations (net of taxes of nil)	18

Net loss	(1,883)
Other comprehensive loss, net of tax:
Minimum pension adjustment	1,039
Foreign currency translation adjustments	(12)

Comprehensive loss	$(856)

Basic loss per share from continuing operations	$(0.49)

Basic income from discontinued operations	$0.00

Basic loss per share	$(0.48)

Weighted average number of basic common shares outstanding	3,897,035

Diluted loss per share from continuing operations	$(0.49)

Diluted income from discontinued operations	$0.00

Diluted loss per share	$(0.48)

Weighted average number of diluted common shares outstanding	3,897,035

AMPEX CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE MONTH OF JUNE 2008

(in thousands)

(unaudited)

For the Month Ended June 28, 2008
Cash flows from operating activities:
Net loss	$(1,883)
Income from discontinued operations	(18)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16
Accretion of interest expense	68
Stock based compensation expense	80
Net gain on disposal of assets	(15)
Ampex and foreign periodic pension cost	886
Media periodic pension cost	153
Changes in operating assets and liabilities:
Accounts receivable	(1,865)
Inventories	480
Royalties receivable	2,403
Other assets	93
Accounts payable	763
Other accrued liabilities and income taxes payable	90
Ampex and Media pension contributions	—
Accrued restructuring costs	(49)
Other liabilities	(2)

Net cash provided by continuing operations	1,200
Net cash used in discontinued operations	(1)

Net cash provided by operating activities	1,199

Cash flows from investing activities:
Deferred gain on sale of assets	(12)
Net proceeds on sale of assets	15
Additions to property, plant and equipment	(63)

Net cash used in investing activities	(60)

Cash flows from financing activities:
Borrowings under debt agreements	—
Issuance of common stock to NHI	—

Net cash provided by financing activities	—

Effects of exchange rates on cash	(12)

Net increase in cash and cash equivalents	1,127
Cash and cash equivalents, beginning of period	9,745

Cash and cash equivalents, end of period	$10,872

AMPEX DATA SYSTEMS CORPORATION

SALES/USE TAXES INCURRED/PAID

FOR THE MONTH OF: June 2008

Sales Tax

Taxing Authority	Amount Incurred	Amount Paid	Date Paid	Period Paid For
California	1,057.88	408.00	6/16/2008	May-08
Colorado State	0.00
City of Colorado Springs	0.00
City of Denver	0.00
Connecticut	0.00
Washington, D.C.	0.00
Florida	0.00
Georgia	111.09
Maryland	0.00
Missouri	0.00
New Jersey	75.18
New Mexico	0.00
New York	0.00
Ohio	0.00
Ohio Commercial Activity Tax	0.00
Pennsylvania	101.40
Tennessee	0.00
Texas	0.00
Virginia	0.00
Washington	5,186.59

	6,532.14	408.00

Use Tax

Taxing Authority	Amount Incurred	Amount Paid	Date Paid	Period Paid For
California	3,142.59
Colorado State	0.00	2.78	6/16/2008	May-08
El Paso (CO) County	0.00
City of Colorado Springs	9.36
PPRTA	3.74	0.96	6/16/2008	May-08

	3,155.69	3.74